As filed with the Securities and Exchange Commission on May 31, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTREORG SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Texas	45-0526215
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

2010 INTREORG SYSTEMS, INC. STOCK OPTION AND AWARD INCENTIVE PLAN
(Full title of the plans)

Mr. Donal R. Schmidt, Jr. Chief Executive Officer INTREorg Systems, Inc. 2600 E. Southlake Boulevard Suite 120-366 Southlake, TX 76092
(Name and address of agent for service)

(817) 491-8611
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value (1)(2)	2,000,000	$0.80	$1,600,000	$186

(1)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average bid and asked price of our common stock as reported on the OTC Bulletin Board on May 25, 2011.

(2)           To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options granted under the INTREorg Systems, Inc. Stock Option and Award Incentive Plan in the event of stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement relates to separate prospectuses.

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 2,000,000 shares of common stock pursuant to our 2010 INTREorg Systems, Inc. Stock Option and Award Incentive Plan.  Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants and employees who hold the non-plan employee options any required information as specified by Rule 428(b)(1).  The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, as amended.

PROSPECTUS

Item 1.                                Plan Information.

We established the 2010 INTREorg Systems, Inc. Stock Option and Award Incentive Plan (the “Plan”) covering 2,000,000 shares of our common stock to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company.  The issuance of grants under the plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business which are not in connection with the offer or sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.  The eligible participants include our directors, officers, employees and non-employee consultants and advisors.  There is no limit as to the number of securities that may be awarded under the Plan to a single participant.

The Plan does not require restrictions on the transferability of securities issued thereunder.  However, such securities may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate.  The Plan is not subject to the Employee Retirement Income Securities Act of 1974.  Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.  As of the date hereof, we have not made any awards under the Plan.

Item 2.                                Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement.  These documents are incorporated by reference in the Section 10(a) prospectus.  We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b).  Any and all such requests shall be directed to INTREorg Systems, Inc. at our principal office at 2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX  76092, telephone number (817) 491-8611.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

ii

Our principal offices are located at 2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX  76092 and our telephone number at that location is (817) 491-8611.  Our fiscal year end is December 31.  Information which appears on our web site at www.intreorg.com is not part of this prospectus.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

iii

REOFFER PROSPECTUS

INTREORG SYSTEMS, INC.

2,000,000 Shares of Common Stock

This prospectus forms a part of a registration statement which registers an aggregate of 2,000,000 shares of common stock issuable from time-to-time under the 2010 INTREorg Systems, Inc. Stock Option and Award Incentive Plan (the “Plan”).

This prospectus also covers the resale of shares granted under the Plan to persons who are our "affiliates" within the meaning of federal securities laws.  Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding shares of common stock as reported on our last report filed with the SEC during any three month period.

We will not receive any proceeds from sales of shares by selling security holders.

For a description of the plan of distribution of these shares, please see page 10 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol IORG.  On May 25, 2011 the last sale price of our common stock was $0.80.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2011

When used herein, the terms “INTREorg,” "we," "our," and "us" refers to INTREorg Systems, Inc., a Texas corporation.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (SEC).  Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2010,
•	Quarterly Report on Form 10-Q for the period ended March 31, 2011; and
•	Current Report on Form 8-K as filed with the SEC on May 23, 2011.

In addition, all reports and documents filed by us pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to Corporate Secretary, INTREorg Systems, Inc., 2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX  76092, telephone (817) 491-8611.

OUR COMPANY

We are a development stage company organized for the purpose of providing Internet consulting and "back office" services to other companies.  We have developed a business plan to become an integrated provider of outsourced information technology ("IT") services, Software as a Service (SaaS) applications, enterprise support, and business process outsourcing services.  Our target market is publicly-traded, emerging growth companies in need of rapidly expanded IT services.  To date we have not generated any revenues from our business and there are no assurances our business model will be successful.

Our principal executive offices are located at, 2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX  76092, and our telephone number is (817) 491-8611.  Our fiscal year end is December 31.  We maintain a corporate web site at www.intreorg.com.  The information which appears on this web site is not part of this prospectus.

Unless specifically set forth to the contrary, when used in this prospectus the terms "we," "us," "ours," and similar terms refers to INTREorg Systems, Inc., a Texas corporation.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBTS AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring losses from operations, which losses have caused an accumulated deficit of approximately $2.7 million as of March 31, 2011. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We anticipate that we will continue to incur losses in future periods until we begin reporting generating revenues.  There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay our obligations.  If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

WE HAVE NOT GENERATED ANY REVENUES AND OUR ABILITY TO PAY OUR OPERATING EXPENSES HAS BEEN DEPENDENT UPON ADVANCES FROM RELATED PARTIES.

For the first quarter of 2011 we reported a net loss of $58,963.  For 2010 we reported a net loss of $224,731 as compared to a net loss of $158,975 for 2009.  We had a working capital deficit of $1,644,040 at March 31, 2011 and we have approximately $2.1 million in liabilities.  We have not yet begun generating revenue from our operations and have been dependent upon advances from a related party to pay our operating expenses and the continued development of our business plan.  There are no assurances this related party will continue to advance funds to us for to satisfy our working capital needs until such time as we are able to raise additional capital or generate sufficient revenues to fund our operating expenses.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT WHICH COULD IMPACT OUR ABILITY TO CONTINUE TO IMPLEMENT OUR BUSINESS PLAN.

We have incurred indebtedness totaling $2.1 million at March 31, 2011 which includes $346,845 in accounts payable, $687,808 in accrued interest and liabilities and accrued contingencies, which principally includes accrued interest on our various debt obligations as well as estimated potential liabilities incurred by prior management, $113,439 representing working capital advances made by a related party, $521,000 in notes payable which are past due and $471,202 in convertible notes payable - related parties which mature between April 10 and April 21, 2012.   We do not have adequate funds to satisfy these obligations. As a result of the defaults, the note holders could enforce their rights under these notes at any time.  Unless we are able to restructure some or all of this debt, and raise sufficient capital to fund our continued development, it is unlikely we will be able to continue as a going concern.

WE HAVE CONVERTIBLE DEBT WHICH IS CONVERTIBLE INTO OUR COMMON STOCK.  A CONVERSION OF SUCH DEBT COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At March 31, 2011, we have outstanding convertible promissory notes totaling $471,202 due to J.H. Brech, LLC, a related party, and Mr. Charles J. Webb, its managing partner, which mature between April 10 and April 21, 2012.  These notes, together with accrued interest, are convertible into shares of our common stock in whole or in part at a conversion price of $1.00 per share.  We do not presently have the funds necessary to satisfy these obligations.  Assuming the note holders ultimately determine to convert these notes, of which there are no assurances, when the notes payable are converted into shares of our common stock, this will have a dilutive effect to the holdings of our existing shareholders.

WE HAVE LIMITED HISTORY AND WE CANNOT ASSURE YOU THAT OUR BUSINESS MODEL WILL BE SUCCESSFUL IN THE FUTURE OR THAT OUR OPERATIONS WILL BE PROFITABLE.

Our company was formed in 2003 but we have yet to begin generating revenues from our operations.  Accordingly, investors have no operating history upon which to evaluate our business model.  There can be no assurances whatsoever that we will be able to successfully implement our business model, penetrate our target markets or attain a wide following for our services.  We are subject to all the risks inherent in an early stage enterprise and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in those businesses.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS IF AT ALL.  BECAUSE OF THE SIZE OF OUR COMPANY AND THE LIMITED PUBLIC MARKET FOR OUR COMMON STOCK, IT IS LIKELY THAT THE TERMS OF ANY FINANCING WE MAY BE ABLE TO SECURE WILL BE DETRIMENTAL TO OUR CURRENT SHAREHOLDERS.

Our current operations are not sufficient to fund our operating expenses and we will need to raise additional working capital to continue to implement our business model, to provide funds for marketing to support our efforts to increase our revenues and for general overhead expenses, including those associated with our reporting obligations under Federal securities laws.  Generally, small development stage businesses such as ours which for which there is only a limited public market for their securities face significant difficulties in their efforts to raise equity capital.  While to date we have relied upon the relationships of our executive officers and shareholders in our capital raising efforts to date, there are no assurances that we will be successful utilizing these existing sources.  We do not have any commitments to provide additional capital and there are no assurances we will be able to raise capital upon terms which are favorable to our company.  Even if we are able to raise capital, the structure of that capital raise could impact our company and our shareholders in a variety of ways.  If we raise additional capital through the issuance of debt, this will result in interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.  We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.  If we do not raise funds as needed, we may not be able to continue to implement our business plan and it is likely that you would lose your entire investment in our company.

PROVISIONS OF OUR ARTICLES OF INCORPORATION MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as maybe determined from time to time by our board of directors. Our board of directors may, without shareholder approval, issue additional classes of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTC BULLETIN BOARD, BUT TRADING IN THIS SECURITY IS LIMITED, AND TRADING IN THIS SECURITY IS, OR COULD BE, SUBJECT TO THE PENNY STOCK RULES.  BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

Currently, our common stock is quoted on the OTC Bulletin Board.  The market for our common stock is limited and there are no assurances that an active market for our stock will ever develop.  In addition, as the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock" and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.  SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements include, among others, the following:

•	our ability to raise sufficient working capital necessary to continue to implement our business plan and satisfy our obligations,
•	our ability to continue as a going concern,
•	our ability to develop revenue producing operations,
•	our ability to establish our brand and effectively compete in our target market, and
•	risks associated with the external factors that impact our operations, including economic and market conditions.

Forward-looking statements are typically identified by use of terms such as “may”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.  The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements.   You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  You should also consider carefully the statements under “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety together with our Annual Report on Form 10-K for the year ended December 31, 2010, including the risks described in "Item 1A. - Risk Factors" in the report, and our other filings with the SEC.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders.

2010 INTREORG SYSTEMS, INC. STOCK OPTION AND AWARD INCENTIVE PLAN

On June 29, 2010 our shareholders approved the adoption of the Plan.  The Plan, which provides for the grant of stock options to our directors, officers, employees, consultants, and advisors of the Company, is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors.  The Plan provides for a total of 2,000,000 shares of common stock to be reserved for issuance subject to grants which may be made under the Plan.  Proportionate adjustments will be made to the number of shares of common stock subject to the Plan in the event of any change in our capitalization affecting our common stock, such as a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification.  The Board or the Stock Option Committee, subject to Board approval, may also provide additional anti-dilution protection to a participant under the terms of the participant's option agreement or otherwise.  Shares of common stock subject to option grants that are canceled, terminated, or forfeited will again be available for issuance under the Plan. As of the date of this prospectus, no awards have been made under the Plan.  The Stock Option Committee (or in its absence, the Board) has the authority to modify an existing option, interpret the Plan, adopt rules and procedures relating to the administration of the Plan, and make any modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of participants and the Plan.

From time to time, the Stock Option Committee will recommend to the Board individuals that the Stock Option Committee believes should receive options, the amount of shares of common stock the Stock Option Committee believes should be subject to such option, and  whether the option should be a qualified or nonqualified  option.  The Board will consider, but need not accept, the Stock Option Committee's grant recommendations.  The Board may grant nonqualified stock options or incentive stock options to purchase shares of common stock.  Any person who is not an employee on the effective date of the grant of an option to such person may be granted only a nonstatutory stock option.  Moreover, to the extent that options designated as incentive stock options become exercisable by a participant for the first time during any calendar year for stock having a fair market value greater than $100,000, the portions of such options that exceed such amount will be treated as nonstatutory stock options.

The Stock Option Committee, subject to approval by the Board, will determine the number and exercise price of options, and the time or times that the options become exercisable.  The term of an option will also be determined by the Stock Option Committee, subject to approval by the Board, provided that the term of a stock option may not exceed 10 years from the date of grant.

Each stock option agreement will specify the date when all or any installment of the option becomes exercisable.  In the case of an optionee who is not an officer of our company, a director or a consultant, an option will become exercisable at a rate of no more than 25% per year over a four-year period commencing on January 1 following the date of grant and 25% each year thereafter on January 1. Subject to the preceding sentence, the exercise provisions of any stock option agreement will be determined by the administrator, in its sole discretion.  The option exercise price may be paid in cash, by check or in such other form of lawful consideration including promissory notes or shares of common stock then held by the participant.  Each option agreement will specify the vesting and exercisability, in whole or in part.

The Plan provides that in the event of a sale us of all or substantially all of our assets, a merger of our company with another company, the sale or issuance of more than 50% of our total issued and outstanding voting stock to another party or parties in a single transaction or in a series of related transactions, resulting in a change of control of our company, or a similar business combination or extraordinary  transaction involving our company, all outstanding options granted to any officer, director, or employee of or key consultant to our company which have not vested will accelerate to a date at least 10 business days prior to the closing date of such sale or similar business combination or extraordinary transaction.  The exercise of options the vesting of which has accelerated accordingly will not be effective until the closing date of an extraordinary transaction or business combination.  Such vested options will terminate on the date of the closing of the event causing the vesting of the options to accelerate.  The vesting of the options is conditioned upon the closing of the transaction that causes the vesting of the options to accelerate.  If the transaction does not close within 30 days from the acceleration date, then the vesting of the accelerated options will not be effective, and the options will revert to their original vesting schedule, subject to acceleration again in accordance with the Plan if another extraordinary transaction or business combination is proposed and closed.

The stock option agreement will specify the term of the option. No option may be exercised after the expiration of 10 years after the date the option is granted.  Unless otherwise provided in the stock option agreement, no option may be exercised:

•	three months after the date the optionee's service with us terminates if the termination is for any reason other than death, disability or cause,
•	one year after the date the optionee's service with us terminates if the termination is a result of death or disability, and
•	if the optionee's service with us terminates for cause, all outstanding options granted to the optionee will expire as of the commencement of business on the date of the termination.

Except as provided in the Plan a participant may not assign, sell or transfer options or other rights, in whole or in part, other than by testament or by operation of the laws of descent and distribution.

The entire exercise price of shares issued pursuant to grants have been made under the Plan is payable in full by cash or cashier's check for an amount equal to the aggregate exercise price for the number of shares being purchased.  Alternatively, in the sole discretion of the plan administrator and upon such terms as the plan administrator shall approve, the exercise price may be paid by:

•           Cashless Exercise.  Provided that our common stock is publicly traded, a copy of instructions to a broker directing such broker to sell the shares for which this option is exercised, and to remit to us the aggregate exercise price of such option.  A cashless exercise option, however, is not available to our affiliates;

•           Stock-For-Stock Exercise. Paying all or a portion of the exercise price for the number of shares being purchased by tendering shares owned by the optionee with a fair market value on the date of delivery equal to the exercise price multiplied by the number of shares with respect to which the option is being exercised or the aggregate purchase price of the shares with respect to which this option or portion hereof is exercised; or

•           Attestation Exercise.  By a stock for stock exercise by means of attestation whereby the optionee identifies for delivery specific shares already owned by optionee and receives a number of shares equal to the difference between the option shares thereby exercised and the identified attestation shares.

To the extent that a stock option agreement or stock purchase agreement so provides, in the discretion of the administrator, upon such terms as the administrator shall approve, all or a portion of the exercise price or purchase price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents.  The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon, and held in our possession until the amounts are repaid in full.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, the administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the administrator determines otherwise, shares of stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the holder to us as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the administrator, in its discretion;  provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

Following a termination of the participant's service with us the repurchase right may be exercisable at a price equal to:

•	the fair market value of vested stock or, in the case of exercisable options, the fair market value of the stock underlying such unexercised options less the exercise price, or
•
the purchase price or exercise  price, as the case may be, of  unvested stock; provided, however, the right to repurchase  unvested stock as described in the Plan shall lapse at a rate of at least 33.33% per year over three years from the date the right is granted.

A repurchase right may be exercised only within 90 days after the termination of the participant's service (or in the case of stock issued upon exercise of an option or after the date of termination or the purchase of stock under a stock purchase agreement after the date of termination, within 90 days after the date of the exercise or stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

Each stock option agreement and stock purchase agreement will provide that the repurchase rights and first refusal rights shall have no effect with respect to, or shall lapse and cease to have effect if our securities are publicly traded or a determination is made by our counsel that such repurchase rights and first refusal rights are not permitted under applicable federal or state securities laws.

Each stock option agreement and stock purchase agreement will provide that, in connection with any underwritten public offering by us of our equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including our initial public offering, the participant will agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any stock without our prior written consent, for such period of time from and after the effective date of such  registration statement as may be requested by us or our underwriters.

The Board may amend or discontinue the Plan at any time subject to certain restrictions set forth in the Plan. No amendment or discontinuance may adversely affect any previously granted option award without the consent of the recipient.

Federal Income Tax Consequences

The following general description of federal income tax consequences is based upon current statutes, regulations, and interpretations and does not purport to be complete.  Reference should be made to the applicable provisions of the Code.  In addition, state, local and foreign income tax consequences may be applicable to transactions involving options.  The following description does not address specific tax consequences applicable to an individual participant who receives an option and does not address special rules that may be applicable to directors and officers.

Under existing federal income tax provisions, a participant who receives options will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, upon the grant of an option.

When a non-qualified stock option granted pursuant to the Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the common stock as to which the option is exercised and the aggregate fair market value of the common stock on the exercise date.  We generally will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.  Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also our employee will be subject to tax withholding by us.  The basis for determining gain or loss upon a subsequent disposition of common stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to us for the common stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option.  The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the optionee acquires the common stock.

An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods").  An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of the difference between the option price and the fair market value of the stock on the date of exercise, or the total amount of gain realized.  The remaining gain or loss is generally treated as short term or long-term gain or loss depending on how long the shares are held.  We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the Required Holding Periods.

Restrictions Under Securities Laws

The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws.  Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption.  Our officers, directors and 10% and greater shareholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SELLING SECURITY HOLDERS

At May 18, 2011 there were 10,421,016 shares of our common stock issued and outstanding.  The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws.  These persons will be members of our Board of Directors, executive officers and/or employees of our company.  Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.

The following table sets forth:

•	the name of each affiliated selling security holder,
•	the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,
•	the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and
•	the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table.  Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Persons who receive stock grants under the Plan and are deemed affiliates, may effect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock in any three-month period.

Grants may be made to affiliates in the future which we are not able to identify at this time.  Before any of our affiliates sell any of his shares received under the Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

Name of selling security holder	Number of shares owned (1)	Shares to be offered	Shares to be owned after offering	% owned after offering

1           The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

PLAN OF DISTRIBUTION

The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•           in the over-the-counter markets on which our shares may be quoted from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, or through brokers, acting as principal or agent;

•           in transactions other than in the over-the-counter market, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•           through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and provisions of our Articles of Incorporation, as amended, is a summary thereof and is qualified by reference to our Articles of Incorporation, as amended, a copy of which may be obtained upon request. The authorized capital stock of our company consists of 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value.  At May 18, 2011, there were 10,421,016 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Texas, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX  75034, and its telephone number is 972-963-0001.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger LLP, 2200 Corporate Boulevard, N.W., Boca Raton, Florida  33431.

EXPERTS

The audited balance sheet of INTREorg as of December 31, 2010 and 2009, and the related statements of operations, cash flows and stockholders’ equity (deficit) for the years then ended appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission have been audited by LBB & Associates Ltd., LLP, independent registered public accounting firm, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

INDEMNIFICATION

Chapter 8 of the Texas Business Organizations Code allows a Texas corporation to indemnify a person who was, is, or is threatened to be made a defendant or respondent in a proceeding because the person is or was a director if it is determined that the person (1) conducted himself in good faith, (2) reasonably believed that his conduct in his official capacity as director was in the best interest of the corporation and in all other cases was at least not opposed to the corporation’s best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  Indemnification under Chapter 8 may be made for judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, subject to limitations provided therein. Section 8.051, Chapter 8, requires indemnification of a defendant/respondent director against reasonable expenses incurred by him in connection with a proceeding in which he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

To the same extent as a director, Section 8.105, Chapter 8, of the Texas Business Organizations Code provides that an officer of the corporation shall be indemnified against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer if he was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Pursuant to Sections 8.052 and 8.105, Chapter 8, of the Texas Business Organizations Code, upon application, a court may order the equitable indemnification of a director or officer if it determines the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of other requirements of indemnification.  However, if the person is adjudicated liable to the corporation or it is found that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred in connection with the proceeding.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in the registration statement.

•           Annual Report on Form 10-K for the year ended December 31, 2010,
•           Quarterly Report on Form 10-Q for the period ended March 31, 2011; and
•           Current Report on Form 8-K as filed with the SEC on May 23, 2011.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to INTREorg Systems, Inc., 2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX  76092, telephone (817) 491-8611.

Item 4.                                Description of Securities.

A description of the registrant's securities is set forth in the prospectus incorporated as a part of this registration statement.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

Chapter 8 of the Texas Business Organizations Code allows a Texas corporation to indemnify a person who was, is, or is threatened to be made a defendant or respondent in a proceeding because the person is or was a director if it is determined that the person (1) conducted himself in good faith, (2) reasonably believed that his conduct in his official capacity as director was in the best interest of the corporation and in all other cases was at least not opposed to the corporation’s best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  Indemnification under Chapter 8 may be made for judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, subject to limitations provided therein. Section 8.051, Chapter 8, requires indemnification of a defendant/respondent director against reasonable expenses incurred by him in connection with a proceeding in which he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

To the same extent as a director, Section 8.105, Chapter 8, of the Texas Business Organizations Code provides that an officer of the corporation shall be indemnified against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer if he was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Pursuant to Sections 8.052 and 8.105, Chapter 8, of the Texas Business Organizations Code, upon application, a court may order the equitable indemnification of a director or officer if it determines the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of other requirements of indemnification.  However, if the person is adjudicated liable to the corporation or it is found that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred in connection with the proceeding.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.                                 Exemption From Registration Claimed.

Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision.  The recipient must express an investment intent and, in the absence of registration under the Securities Act of 1933, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.                                Exhibits.

Exhibit No.	Description
5.1	Opinion of Schneider Weinberger LLP *
10.1	2010 INTREorg Systems, Inc. Stock Option and Award Incentive Plan (1)
23.1	Consent of LBB & Associates Ltd., LLP*
23.2	Consent of Schneider Weinberger LLP (included in Exhibit 5.1 hereof)

*           Filed herewith.

(1)	Incorporated by reference to the definitive proxy statement on Schedule 14A as filed with the SEC on June 7, 2010.

Item 9.                                Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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2.           That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness.

The undersigned registration hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas on May 31, 2011.

INTREorg Systems, Inc.

By: /s/ Donal R. Schmidt
Donal R. Schmidt, Jr., Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Donal R. Schmidt his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donal R. Schmidt Donal R. Schmidt, Jr.	President, Chief Executive Officer, principal executive officer, principal financial and accounting officer	May 31, 2011

/s/ Russell K. Boyd Russell K. Boyd	Chairman of the Board of Directors	May 31, 2011

/s/ Redgie T. Green Redgie T. Green	Director	May 31, 2011

/s/ Mark A. Hall Mark A. Hall	Director	May 31, 2011

/s/ Steven R. Henson Steven R. Henson, M.D.	Director	May 31, 2011

/s/ Thimothy S. Wafford Thimothy S. Wafford	Director	May 31, 2011

The foregoing represents a majority of the Board of Directors.

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